Exhibit 99.1

PRESS RELEASE

Investor and Media Contacts:
Kelly Loeffler, VP, Investor Relations & Corp. Communications
IntercontinentalExchange
770-857-4726
kelly.loeffler@theice.com

Sarah Stashak, Director, Investor & Public Relations
IntercontinentalExchange
770-857-0340
sarah.stashak@theice.com

IntercontinentalExchange Completes Acquisition of Climate Exchange; Brings Together Leading Global Energy and Climate Markets;
Earnings Accretive in 2011

ATLANTA, GA (July 8, 2010) – IntercontinentalExchange (NYSE: ICE), a leading operator of regulated global derivatives exchanges and over-the-counter (OTC) markets, announced the completion of its acquisition of Climate Exchange plc (Climate Exchange), a leading operator of global emissions markets. The acquisition was completed today, July 8, 2010.

Under the previously announced terms of the acquisition, Climate Exchange shareholders will receive £7.50 in cash for each share of Climate Exchange, valuing the entire existing issued and to be issued share capital of Climate Exchange at approximately £395 million ($597 million). Transaction consideration included $377 million from ICE's existing cash resources and $220 million from ICE’s existing credit facilities. Climate Exchange is now a wholly-owned subsidiary of ICE, operating under Climate Exchange's respective brand names.

“ICE’s acquisition of Climate Exchange is the culmination of a long-standing and productive partnership between our companies,” said ICE Chairman and CEO Jeffrey C. Sprecher. “With a track record of developing innovative, market-based solutions for emissions markets, Climate Exchange is a natural partner and complements our global energy business. Moving forward together, we will continue working to address the opportunities in the evolving emissions markets.”

“This is a great moment for Climate Exchange stockholders and customers — and for the future of emissions markets as we move forward with greater scale and additional resources,” said Richard Sandor, founder of Climate Exchange. “I look forward to working closely with ICE’s leadership to realize the full potential of our global emissions markets.”

Key benefits of ICE’s acquisition of Climate Exchange are expected to include:
●	Leverages productive, long-term global partnership across technology, clearing and operations;
●	Increased scale, distribution and cross-selling opportunities;
●	Diversification of ICE’s products, customers and geographic profile;
●	Cost savings and efficiencies across technology, clearing and product-development;
●	Capital efficiency, product development opportunities and shared European and U.S. utilities market customers;
●	Early-stage growth markets with long-term potential, including emissions programs in additional markets globally; and
●	Exposure to nascent Asian commodities marketplaces with 25% stake in Tianjin Climate Exchange.

The Climate Exchange is organized into three core businesses: the European Climate Exchange (ECX), the Chicago Climate Futures Exchange (CCFE) and the Chicago Climate Exchange (CCX).  ICE has provided the electronic trading platform for CCX and CCFE since the launch of trading on those exchanges in 2003 and 2004, respectively. In 2005, ICE and Climate Exchange co-developed and launched ECX, with contracts listed and traded on ICE Futures Europe. In 2008, clearing for all ICE Futures Europe contracts, including those of ECX, transitioned to ICE Clear Europe. In March 2009, ICE acquired The Clearing Corporation, which is the clearing house for CCFE.

ECX operates a market for compliance certificates for the mandatory European Emissions Trading Scheme (EU-ETS) and is one of the world’s largest and most developed environmental markets. In 2009, ECX average daily volume (ADV) exceeded 20,000 contracts (20 million tonnes of carbon per day or 5.1 billion tones annually), up 82% from 2008. Year-to-date through June 30, ECX ADV, which is already reflected in ICE Futures Europe ADV, was 27,153 contracts, an increase of 27% compared to the first six months of 2009. ECX open interest stood at 947,158 contracts, up 9% compared to December 31, 2009.

CCFE is a Commodity Futures Trading Commission designated contract market for regulated environmental products, including U.S. emissions such as sulfur dioxide (SO2), nitrogen oxide (NOx) and Regional Greenhouse Gas Initiative (RGGI) CO2 allowances. CCX is the world's first and North America's only contractually binding, rules-based greenhouse gas emissions allowance trading system.

Financial Guidance Information
●
ICE expects to recognize transaction costs relating to the Climate Exchange acquisition of approximately $1 million to $2 million in the second quarter and $6 million to $7 million in the third quarter of 2010, which will be reflected in “acquisition-related transaction cost” and in GAAP earnings, and excluded from non-GAAP earnings.

●
ICE purchased a foreign exchange option to eliminate its exposure to a weakening U.S. dollar between the acquisition announcement and close dates. The subsequent strengthening of the dollar reduced the value of the hedge, and ICE will recognize a loss of $14 million in the second quarter of 2010 below the operating income line in “other expense.” This charge will be included in GAAP earnings and excluded from non-GAAP earnings.

●	As previously announced, ICE expects the transaction to be accretive to earnings in 2011, with negligible dilution for the remainder of 2010.
●	Total headcount at Climate Exchange is 66 employees in London, Chicago, New York and China.
●	Dr. Richard Sandor, founder of Climate Exchange, will serve as an advisor to ICE.
●	ICE will today post a brief merger presentation in the Investors & Media section of its website at www.theice.com.
●	Additional financial guidance will be provided on ICE’s second quarter 2010 earnings call on August 4; at that time, selected pro-forma financial information will be provided.

About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe® hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S.® and ICE Futures Canada® list agricultural, currencies and Russell Index markets. ICE® is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe.  ICE serves customers in more than 55 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design and ICE Trust.  For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this announcement may contain forward-looking information regarding ICE, Climate Exchange and the combined company after the completion of the transaction and are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the transaction, including future strategic and financial benefits, the plans, objectives, expectations and intentions of ICE following the completion of the transaction, and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of ICEs management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 10, 2010.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this announcement. Except for any obligations to disclose material information under applicable laws, ICE undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this announcement.

Important Merger Information
The transaction relates to the shares of an Isle of Man public limited company and was made by means of scheme of arrangement under Isle of Man company law (the Scheme) and under the UK City Code on Takeovers and Mergers (the Code).  The Scheme was not subject to the tender offer or proxy rules under the United States Securities Exchange Act of 1934, as amended.  Accordingly, the Scheme was subject to the disclosure requirements, rules and practices applicable to schemes of arrangements in the Isle of Man and under the Code, which differ from the requirements of the United States tender offer and proxy rules.

This communication does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.